UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 12, 2017 (September 8, 2017)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry Into a Material Definitive Agreement.

On September 8, 2017, Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Catalytic Solutions, Inc., a California corporation and wholly owned subsidiary of the Company (“Catalytic Solutions”), Engine Control Systems Limited, a New Brunswick corporation and wholly owned subsidiary of the Company (“Engine Control Systems” and, together with the Company and Catalytic Solutions, the “Sellers”) and AP Emissions Technologies, LLC, a Delaware limited liability company, pursuant to which the Sellers sold substantially all of the assets of the Company’s DuraFit and private label OEM replacement diesel particulate filter (“DPF”) and diesel oxidation catalysts (“DOC”) business (the “Business”) for approximately $3.2 million in cash.  The sold assets include all tangible and intangible assets of the Business, including brands, intellectual property, equipment, customer agreements, private label programs and inventory.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

Concurrently with the consummation of the transactions contemplated by the Purchase Agreement, the Company repaid in full all outstanding indebtedness of the Company and its subsidiaries owed to FGI Worldwide LLC, successor to Faunus Group International, Inc. (“FGI”), including indebtedness arising under that certain Sale of Accounts and Security Agreement (the “FGI Agreement”), dated as of February 14, 2011, by and between FGI and the Company, as amended to date, and terminated the FGI Agreement and all commitments thereunder.  In connection with termination of the FGI Agreement, FGI terminated and released all of its security interests in and liens on all of the assets of the Company and its subsidiaries.  Of the proceeds received by the Sellers pursuant to the Purchase Agreement, the Company applied approximately $315,000 in repayment of the indebtedness to FGI. The Company did not incur any prepayment or early termination penalties in connection with termination of the FGI Agreement.

A summary of the material terms of the FGI Agreement was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2011, as qualified by reference to the FGI Agreement which was attached thereto.

Item 2.01              Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

2.1*                        Asset Purchase Agreement, dated September 8, 2017, by and between the Registrant, Catalytic Solutions, Inc., Engine Control Systems Limited, and AP Emissions Technologies, LLC.

99.1                        Press Release issued by Clean Diesel Technologies, Inc. dated September 11, 2017.

*                 All schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated September 8, 2017, by and between the Registrant, Catalytic Solutions, Inc., Engine Control Systems Limited, and AP Emissions Technologies, LLC.

99.1	Press Release issued by Clean Diesel Technologies, Inc. dated September 11, 2017.

*                 All schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2017	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer